Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8349

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Director of Investor Relations, or
Katherine L. Johnston, Manager of Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces Results for the Period Ended March 31, 2009

Newton, MA (May 6, 2009):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter ended March 31, 2009, as follows:

Results for the quarter ended March 31, 2009:

Net income was $31.5 million, or $0.27 per share, for the quarter ended March 31, 2009, compared to net income of $23.3 million, or $0.26 per share, for the quarter ended March 31, 2008.

Funds from operations, or FFO, for the quarter ended March 31, 2009 was $52.1 million, or $0.44 per share. This compares to FFO for the quarter ended March 31, 2008 of $38.3 million, or $0.42 per share.

The weighted average number of common shares outstanding totaled 117.9 million and 91.1 million for the quarters ended March 31, 2009 and 2008, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to FFO follows later in this press release.

Investing Activities:

In May 2008, we entered into a series of agreements to acquire 48 medical office, clinic and biotech laboratory buildings, or MOBs, from HRPT Properties Trust, or HRP, an affiliate, for an aggregate purchase price of approximately $565.0 million. To date, we have acquired 38 of these buildings for approximately $366.0 million, excluding closing costs.  We funded these acquisitions using cash on hand, proceeds from equity issuances, borrowings under our revolving credit facility and by assuming three mortgage loans on two properties, totaling $10.8 million with a weighted average interest rate of 7.1% per annum and a weighted average maturity in 2018.  One of the remaining buildings with an allocated value of $3.0 million is no longer subject to our purchase agreement.  The remaining nine buildings are scheduled to close in 2010, but we and HRP may mutually agree to accelerate the closings of these acquisitions.

Conference Call:

On Wednesday, May 6, 2009, at 1:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Chief Financial Officer, will host a conference call to discuss the results for the first quarter ended March 31, 2009.  The conference call telephone number is 800-239-9838. Participants calling from outside the United States and Canada should dial 913-312-1294. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 4:00 p.m. Eastern Time, Wednesday, May 13, 2009. To hear the replay, dial 719-457-0820. The replay pass code is 2216684.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.

Supplemental Data:

A copy of SNH’s First Quarter 2009 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.

Senior Housing Properties Trust is a real estate investment trust, or REIT, that owns 272 properties located in 34 states and Washington, D.C.  SNH is headquartered in Newton, Massachusetts.

Senior Housing Properties Trust

Financial Information

(in thousands, except per share data)

Income Statement:

	Quarter Ended March 31,
	2009	2008
Revenues:
Rental income	$68,377	$49,039
Interest and other income	208	514
Total revenues	68,585	49,553
Expenses:
Property operating expenses	2,955	—
Interest	10,776	9,518
Depreciation	18,389	13,023
Acquisition costs (1)	112	—
General and administrative	4,820	3,696
Total expenses	37,052	26,237

Net income	$31,533	$23,316

Weighted average shares outstanding	117,853	91,080
Per share data:
Net income	$0.27	$0.26

Balance Sheet:

	At March 31, 2009	At December 31, 2008
Assets
Real estate properties	$2,838,751	$2,807,256
Less accumulated depreciation	398,946	381,339
	2,439,805	2,425,917
Cash and cash equivalents	5,566	5,990
Restricted cash	4,777	4,344
Deferred financing fees, net	5,303	5,068
Acquired real estate leases, net	30,636	30,546
Other assets	22,455	25,009
Total assets	$2,508,542	$2,496,874

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$181,000	$257,000
Senior unsecured notes, net of discount	322,053	322,017
Secured debt and capital leases	150,665	151,416
Total debt	653,718	730,433
Acquired real estate lease obligations, net	8,166	7,974
Other liabilities	27,259	27,109
Total liabilities	689,143	765,516
Shareholders’ equity	1,819,399	1,731,358
Total liabilities and shareholders’ equity	$2,508,542	$2,496,874

(1)          Acquisition costs are expensed under Statement of Financial Accounting Standards No. 141(R), “Business Combinations”, commencing January 1, 2009.

Senior Housing Properties Trust

Funds from Operations

(in thousands, except per share data)

Calculation of Funds from Operations (FFO) (1):

		Quarter Ended March 31,
		2009	2008
Net income		$31,533	$23,316
Add:	Depreciation expense	18,389	13,023
	Acquisition costs (2)	112	—
	Deferred percentage rent (3)	2,100	1,950
FFO		$52,134	$38,289

Weighted average shares outstanding		117,853	91,080

FFO per share		$0.44	$0.42
Distributions declared		$0.35	$0.35

(1)          We consider FFO to be an important measure of our performance along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, acquisition costs and gain on sale of properties, FFO can facilitate a comparison of performance during different periods and of operating performance among REITs.  FFO does not represent cash generated by operating activities in accordance with U.S. generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance and liquidity.  FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, represents net income (computed in accordance with GAAP), plus real estate depreciation and amortization (excluding amortization of deferred financing fees).  Our calculation of FFO differs from NAREIT’s definition of FFO because we include deferred percentage rent in FFO as discussed in Note 3 below and we exclude acquisition costs as described in Note 2 below.  Other companies may calculate FFO differently than we do.

(2)          Acquisition costs are expensed under Statement of Financial Accounting Standards No. 141(R), “Business Combinations”, commencing January 1, 2009.

(3)          Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied.  Although recognition of revenue is deferred until the fourth quarter, our FFO calculation for the first three quarters includes estimated amounts of deferred percentage rents with respect to those periods.  The fourth quarter calculation of FFO excludes the amounts recognized during the first three quarters.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, THIS PRESS RELEASE STATES THAT WE HAVE AGREED TO PURCHASE MEDICAL OFFICE, CLINIC AND BIOTECH LABORATORY BUILDINGS.  OUR OBLIGATIONS TO COMPLETE THE CURRENTLY PENDING PURCHASES ARE SUBJECT TO VARIOUS CONDITIONS TYPICAL OF LARGE COMMERCIAL REAL ESTATE PURCHASES.  AS A RESULT OF ANY FAILURE OF THESE CONDITIONS, SOME OF THE PROPERTIES MAY NOT BE PURCHASED OR SOME OF THESE PURCHASES MAY BE ACCELERATED OR DELAYED.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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